LEHMAN BROTHERS

MORTGAGE BACKED SECURITIES

$[1,741,250,000] (Approximate)

STRUCTURED ASSET INVESTMENT LOAN TRUST,

SERIES 2005-5

SENIOR/SUBORDINATE CERTIFICATES

Available Funds Floaters

No Hard Cap – Act/360 – No Delay

Expected Closing Date May 27, 2005

Class	Approximate Size ($)(1) (2)	Benchmark	Initial C/E (3) (%)	Initial Margin(4)	Expected Ratings (S&P/Moody’s)
A1(5)	[300,156,000]	1 M LIBOR	[12.00%]	TBD	AAA/Aaa
A2(5)	[154,063,000]	1 M LIBOR	[12.00%]	TBD	AAA/Aaa
A3(5)	[77,031,000]	1 M LIBOR	[12.00%]	TBD	AAA/Aaa
A4(6)	[800,000,000]	1 M LIBOR	[12.00%]	TBD	AAA/Aaa
A5(6)	[200,000,000]	1 M LIBOR	[12.00%]	TBD	AAA/Aaa
M1	[33,250,000]	1 M LIBOR	[10.60%]	TBD	AA+/Aa1
M2	[48,125,000]	1 M LIBOR	[7.85%]	TBD	AA/Aa2
M3	[26,250,000]	1 M LIBOR	[6.35%]	TBD	AA-/Aa3
M4	[21,000,000]	1 M LIBOR	[5.15%]	TBD	A+/A1
M5	[19,250,000]	1 M LIBOR	[4.05%]	TBD	A/A2
M6	[17,500,000]	1 M LIBOR	[3.05%]	TBD	A-/A3
M7	[12,250,000]	1 M LIBOR	[2.35%]	TBD	BBB+/Baa1
M8	[13,125,000]	1 M LIBOR	[1.60%]	TBD	BBB/Baa2
M9	[14,000,000]	1 M LIBOR	[0.80%]	TBD	BBB-/Baa3
B(7)	[5,250,000]	1 M LIBOR	[0.50%]	TBD	(7)

(1)

The approximate deal size is based on an estimated outstanding loan balance of $1,750,000,000, which will be adjusted to reflect the final loan pool. See “Expected Range” of “Total Outstanding Loan Balance” attached on page 2.

(2)

The final trade deliveries will be subject to a permitted variance of +-10%.   The Class A and Class M Certificates are expected to be ERISA eligible.  None of the Classes are expected to be SMMEA eligible.

(3)

Initial Credit Enhancement includes overcollateralization of approximately [  ]%.

(4)

Interest will accrue at a rate equal to 1 Month LIBOR plus the stated margin, subject to a limitation generally based on interest accrued on the Mortgage Loans minus certain fees, expenses, or shortfalls.  The stated margin may increase if the optional termination is not exercised.

(5)

The Class A1, Class A2 and Class A3 Certificates are the Senior Certificates of Group 1.

(6)

The Class A4 and Class A5 Certificates are the Senior Certificates of Group 2.

(7)

The Class B Certificates are not offered hereby.

The transaction is subject to change as needed to achieve the required ratings stated above.  The characteristics of the final structure, including but not limited to credit enhancement levels, loss and delinquency triggers, principal and interest payment priorities, mortgage pool characteristics and originator and servicer information will be as described in the final prospectus supplement.

Investors are urged to read the final Prospectus Supplement and the related Prospectus, which will be filed with the Securities and Exchange Commission and may be accessed free of charge on the SEC’s web site, www.sec.gov.  A copy of the Prospectus Supplement and Prospectus will be provided by Lehman Brothers Inc. upon request.   (The Prospectus Supplement and Prospectus are referred to collectively as the "Offering Document").  The Offering Document contains important information about the offered securities that is not contained in these materials.  Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document.  The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document.  Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.  This information supersedes any prior versions hereof.

LEHMAN BROTHERS

MORTGAGE BACKED SECURITIES

	Estimated	Expected Range		Estimated	Expected Range
Total Outstanding Loan Balance	$1,724,532,763	$1,599,000,000 to $2,500,000,000	Product Type
Average Loan Principal Balance	$192,084	$175,000 to $195,000	2/28 ARM (Libor)	81.5%	65.0% to 83.0%
Fixed Rate	13.7%	13.0% to 18.0%	Fixed Rate	11.8%	9.0% to 15.0%
Adjustable Rate	86.3%	82.0% to 87.0%	3/27 ARM (Libor)	4.3%	2.0% to 10.0%
Prepayment Penalty	73.8%	60.0% to 77.0%	Balloon	1.9%	2.0% to 5.0%
Weighted Average Coupon	7.2%	7.0% to 7.6%	Other	0.6%	0.0% to 10.0%
Weighted Average Margin	5.7%	5.2% to 6.1%
Weighted Average Initial Periodic Cap	2.6%	2.2% to 3.0%	Lien Position
Weighted Average Periodic Cap	1.0%	0.8% to 1.2%	First	97.8%	95.0% to 98.0%
Weighted Average Maximum Rate	13.5%	13.0% to 14.5%	Second	2.2%	2.0% to 5.0%
Weighted Average Floor	7.2%	6.8% to 7.6%
Weighted Average Original Term (mo.)	355	350 to 357	Loan Purpose
Weighted Average Remaining Term (mo.)	354	348 to 355	Cash Out Refinance	56.1%	45.0% to 60.0%
Weighted Average Loan Age (mo.)	1	1 to 4	Purchase	36.0%	30.0% to 45.0%
Weighted Average Combined LTV	81.0%	78.0% to 85.0%	Rate/Term Refinance	5.3%	2.0% to 11.0%
Weighted Average Full Combined LTV	85.3%	83.0% to 89.0%	Debt Consolidation	2.6%	1.0% to 9.0%
% of Loans with Junior Liens	22.3%	15% to 25%
Non-Zero Weighted Average FICO	625	610 to 640	Geographic Distribution
Non-Zero Weighted Average DTI	38.8%	37.0% to 42.0%	(Other states account individually for less than
% IO Loans	31.4%	23.0% to 32.0%	3% of the Cut-off principal balance)
			CA	37.4%	25.0% to 50.0%
Occupancy Status			NY	7.3%	3.0% to 12.0%
Primary Home	93.1%	80.0% to 96.0%	FL	5.7%	3.0% to 12.0%
Investment	6.1%	4.0% to 15.0%	IL	4.8%	3.0% to 12.0%
Second Home	0.8%	0.0% to 5.0%	MA	3.7%	1.0% to 8.00%
			NJ	3.5%	1.0% to 8.00%
			AZ	3.0%	1.0% to 8.00%
Documentation Type
Full	59.7%	45.0% to 70.0%
Stated	38.6%	25.0% to 50.0%
Limited	1.3%	0.0% to 7.0%
No Documentation	0.4%	0.0% to 5.0%

Mortgage loan information is based on an aggregate preliminary population.  The characteristics of the aggregate final mortgage pool may differ from the Estimated characteristics set forth above, but are expected to fall within the Expected Ranges set forth above.  The mortgage loans may be further divided into multiple pools. The Cut-Off Date will be May 1, 2005.  The majority of the Mortgage Loans were originated by BNC, Option One and Finance America.  There will be multiple servicers in the securitization.

Investors are urged to read the final Prospectus Supplement and the related Prospectus, which will be filed with the Securities and Exchange Commission and may be accessed free of charge on the SEC’s web site, www.sec.gov.  A copy of the Prospectus Supplement and Prospectus will be provided by Lehman Brothers Inc. upon request.   (The Prospectus Supplement and Prospectus are referred to collectively as the "Offering Document").  The Offering Document contains important information about the offered securities that is not contained in these materials.  Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document.  The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document.  Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.  This information supersedes any prior versions hereof.